Exhibit 10.3

AMENDMENT NO. 1 TO

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”) is entered into as of May 26, 2026 (the “Amendment Effective Date”), by and between DNA Holdings Venture, Inc., a Puerto Rico corporation (“Seller”), and DNA X, Inc. (f/k/a Sonim Technologies, Inc.), a Delaware corporation (“Purchaser”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Seller and Purchaser entered into that certain Membership Interest Purchase Agreement, dated as of December 15, 2025 (the “Agreement”), pursuant to which Purchaser acquired from Seller all of Seller’s right, title and interest in and to 100% of the membership interests of DNA X, LLC, a Delaware limited liability company (the “Company”), in exchange for 223,201 shares of common stock, par value $0.001 per share, of Purchaser;

WHEREAS, Section 7 of the Agreement grants to Seller a put option (the “Put Option”) to exchange all or any portion of the shares of Purchaser’s common stock issued to Seller pursuant to the Agreement (the “Put Shares”) for 100% of the equity securities of the Company held by Purchaser (the “Put Exchange Shares”) if, at any time prior to June 30, 2026 (the “Put Period”), the Company does not realize either (i) aggregate trading volume of $600,000,000 or (ii) aggregate revenues of $1,000,000 per day;

WHEREAS, concurrently with the execution and delivery of this Amendment, Purchaser and Seller are entering into that certain Securities Purchase Agreement (the “SPA”) and the other Transaction Documents (as defined therein) pursuant to which Purchaser is issuing to Seller a convertible promissory note in the principal amount of $3,000,000;

WHEREAS, as a condition to and as an inducement for Purchaser’s willingness to enter into the SPA and the other Transaction Documents, the parties desire to irrevocably terminate the Put Option and amend the Agreement as set forth herein; and

WHEREAS, pursuant to Section 17 of the Agreement, any term of the Agreement may be amended with the written consent of Seller and Purchaser.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, the consummation of the transactions contemplated by the SPA and the other Transaction Documents, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1. Put Option. Section 7 of the Agreement (entitled “Put Option”) is hereby deleted in its entirety and replaced with the following text:

“[Intentionally Omitted.]”

2. Termination of Put Option. Seller hereby irrevocably (a) waives, terminates and extinguishes any and all rights, claims and interests Seller may have had under Section 7 of the Agreement as in effect immediately prior to the effectiveness of this Amendment, including, without limitation, any right to exercise the Put Option, deliver a Put Notice, or exchange Put Shares for Put Exchange Shares (each as defined in Section 7 as in effect prior to the effectiveness of this Amendment), in each case whether or not the conditions to the exercise of the Put Option would otherwise be satisfied, and (b) acknowledges and agrees that neither Purchaser nor the Company shall have any obligation or liability to Seller of any nature arising out of or relating to the Put Option.

3. Representations and Warranties. Each party represents and warrants to the other party as of the Amendment Effective Date that: (a) it has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Amendment and to perform its obligations hereunder; (b) all corporate or other entity action required to authorize the execution, delivery and performance of this Amendment has been duly taken; (c) this Amendment has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (d) the execution, delivery and performance of this Amendment do not conflict with or violate any agreement to which such party is a party or by which it is bound.

4. Effect of Amendment; Ratification. Except as expressly modified by this Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect and are hereby ratified and confirmed in their entirety. This Amendment shall be deemed a part of, and shall be construed in accordance with, the Agreement. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern and control. References in the Agreement to “this Agreement,” “hereof,” “herein,” “hereunder” and words of similar import shall, from and after the Amendment Effective Date, be deemed to refer to the Agreement as amended by this Amendment.

5. Governing Law. This Amendment shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy or dispute), without giving effect to its conflicts of law principles.

6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including in PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7. Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof. No amendment, modification or waiver of any provision of this Amendment shall be effective unless made in writing and signed by each of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Membership Interest Purchase Agreement as of the date first written above.

SELLER:	PURCHASER:

DNA Holdings Venture, Inc.,	DNA X, Inc. (f/k/a Sonim Technologies, Inc.),
a Puerto Rico corporation	a Delaware corporation

By:	/s/ Scott Walker	By:	/s/ Michael Mulica
Name:	Scott Walker	Name:	Michael Mulica
Title:	Chairman	Title:	Chief Executive Officer